Exhibit 6 to Form T-1 Consent of Trustee

TRUSTEE’S CERTIFICATE PURSUANT TO SECTION 321(b)

The undersigned trustee, as a condition precedent to the qualification of the indenture to which this statement of eligibility applies, hereby consents that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas J. Foley
Name:	Thomas J. Foley
Title:	Vice President